EXHIBIT 23.2

CONSENT OF INDEPENDENT APPRAISER

We consent to the reference to us in Palm, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 1, 2001 and in Palm, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001, which are incorporated by reference into this Registration Statement.

/s/    CHRIS CARNEGHI

Chris Carneghi, MAI
Certified General Real Estate Appraiser
State of California No. AG001685
CARNEGHI BAUTOVICH & PARTNERS, INC.

San Jose, California
March 26, 2002